LIMITED POWER OF ATTORNEY
                                      FOR
                        John Hancock Life Insurance Company (U.S.A.)
                             SECTION 16(a) FILINGS

The undersigned, a duly authorized officer of John Hancock Life Insurance Company (U.S.A.), hereby constitutes and appoints with full power of substitution each of Ariel Ayanna, Sarah Coutu, Thomas Dee, John J. Danello, Kinga Kapuscinski, Suzanne Lambert, Nicholas J. Kolokithas, Edward Macdonald, Mara Moldwin, Harsha Pulluru, Christopher Sechler, Betsy Anne Seel and
Steven Sunnerberg, acting singly, the undersigned's true and lawful attorney-in-fact to:

      (1) Prepare and execute for the undersigned, Forms 3, 4, and 5 and amendments thereto regarding the John Hancock Life Isnruance Company (U.S.A.)'s share ownership in accordance with Section 16(a)of the Securities Exchange Act of 1934 and the rules thereunder;

      (2) File any such Form 3, 4, or 5 or amendments thereto with the United States Securities and Exchange Commission (the "SEC") and any stock exchange or similar authority; and

      (3) Take any other action which, in the opinion of such attorney-in-fact, may be necessary or desirable in connection with the foregoing.

The undersigned acknowledges that neither the foregoing attorneys-in-fact nor John Hancock Life Insurance Company (U.S.A.) are assuming the undersigned's responsibilities to comply with Section16 of the Securities Exchange Act of 1934 and the rules thereunder.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, and 5, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact. This Power of Attorney may be filed with the SEC as may be necessary or appropriate.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 15th day of June 2022.

                                    John Hancock Life Insurance Company (U.S.A.)

                                                 /s/ Andrew G. Arnott
                                                 -------------------------------
                                                 Name: Andrew G. Arnott
                                                 Title: Executive Vice President

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